UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 9, 2005

Date of Report (Date of Earliest Event Reported)
BUSINESS OBJECTS S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
157-159 rue Anatole France, 92300 Levallois-Perret, France

(Address of principal executive offices)
(408) 953-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The disclosure set forth in Item 5.02(c) is incorporated herein by reference.
Item 5.02(c) Appointment of Principal Executive Officer.
     On September 11, 2005, Business Objects S.A. (the “Company”) announced that its board of directors (the “Board”) had appointed John Schwarz to the position of chief executive officer of the Company effective September 12, 2005. In addition, the Company announced that Bernard Liautaud, its founder, chief executive officer and chairman, will continue as chairman and will assume the position of chief strategy officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     From December 2001 to September 2005, Mr. Schwarz, 54, served as president of Symantec Corporation. In this role, Mr. Schwarz was responsible for Symantec’s product management, development, security response, managed security services, and technology alliances. Mr. Schwarz also served as Symantec’s chief operating officer from January 2002 to July 2005. Prior to joining Symantec, from January 2000 to November 2001, Mr. Schwarz served as president and chief executive officer of Reciprocal Inc., which provided business-to-business secure e-commerce services for digital content distribution over the Internet. Before joining Reciprocal, Mr. Schwarz spent 25 years at IBM Corporation. Most recently, he was general manager of IBM’s Industry Solutions unit, a worldwide organization focused on building business applications and related services for IBM’s large industry customers. Mr. Schwarz serves on the boards of directors of Verity, Inc., a provider of intellectual capital management software, and several private or other organizations, including Dalhousie University, Halifax, and the Information Technology Association of America’s Software Board. He holds a diploma in Business Administration from the University of Toronto, an undergraduate degree in computer science from the University of Manitoba and a Doctorate from Dalhousie University, Halifax.
     On September 9, 2005, the Company entered into an offer letter agreement with Mr. Schwarz (the “Offer Letter”). The following summary is qualified in its entirety by the Offer Letter. Pursuant to the Offer Letter, Mr. Schwarz will serve as chief executive officer of the Company and will report directly to the Board. The Offer Letter provides that the Board will recommend Mr. Schwarz for nomination to the Board at the Company’s next annual shareholders meeting and will continue to recommend Mr. Schwarz for nomination to the Board so long as he continues to serve as chief executive officer of the Company.
     Pursuant to the terms of the Offer Letter:
     1.     Mr. Schwarz will receive a starting salary of $750,000 per year, paid on a semi-monthly basis, and target variable compensation of $750,000 per year. Mr. Schwarz’s base salary and target variable compensation may be increased but not decreased during his employment. The actual amount of variable compensation earned by Mr. Schwarz may vary from 0% to 180% of the $750,000 target, subject to factors including the Company’s quarterly performance, the recommendation of the Board or its Compensation Committee (the “Compensation Committee”) and the achievement of semi-annual individual objectives. Pursuant to the Offer Letter, the variable compensation measures will be reviewed and subject to change on an annual basis by the Compensation Committee. Notwithstanding the foregoing, subject to Mr. Schwarz’s continued employment until December 31, 2005, he will be guaranteed a bonus for the remainder of 2005 of between approximately $226,000 and $407,000, based on whether certain variable compensation metrics fall between 100% and 180%. In no event, will Mr. Schwarz receive less than approximately $226,000.
     2.     Mr. Schwarz will be granted the right to subscribe to two options to purchase ordinary shares of the Company (each, an “Option”), as soon as practicable, with a subscription price equal to the fair market value on the grant date, and three or four awards of restricted stock units (each, a “Restricted Stock Unit”) as soon as applicable U. S. and other laws permit the Company’s Board, Compensation Committee or the administrator of the applicable plan to do so. Vesting of such Options and Restricted Stock Units is subject to Mr. Schwarz’s continued employment. The terms of the Options and Restricted Stock Units will be as follows:

Grant	Type of Grant	Number of Shares	Vesting

Initial Option	Option	450,000	1/4th on September 11, 2006; 1/36th of remaining shares monthly thereafter

Grant	Type of Grant	Number of Shares	Vesting
Performance Option	Option	225,000	1/6th of the shares on each of December, 31, 2006, 2007 and 2008 if meet operating margin goals; 1/6th of shares on each of December, 31, 2006, 2007 and 2008 if meet market share goals
Initial RSU	Restricted Stock Unit	200,000	1/2 as of December 31, 2005; 1/2 as of March 31, 2006
Four Year RSU	Restricted Stock Unit	183,334	1/4th of the shares on September 11, 2006; 1/36th of the remaining shares monthly thereafter
Performance RSU	Restricted Stock Unit	91,666	1/6th of the shares on each of December, 31, 2006, 2007 and 2008 if meet operating margin goals; 1/6th of the shares on each of December, 31, 2006, 2007 and 2008 if meet market share goals
Make Up RSU	Restricted Stock Unit	Undetermined*	2/3 of the shares subject to same vesting schedule as the Initial Option; and 1/3 of the shares subject to same vesting schedule as the Performance Option

*	The Make-Up RSU, if any, will cover “x” ordinary shares of the Company, with “x” determined by (A) subtracting the Fair Market Value of an ordinary share on September 12, 2005 from the higher of (i) the Fair Market Value on the date upon which the Options provided for in the Offer Letter are granted (the “Option Grant Date”), or (ii) the Option exercise price, (B) multiplying the resulting difference by 675,000, (C) dividing the resulting product by the Fair Market Value on the Option Grant Date, and (D) rounding up to the nearest whole integer.

     3.     If the Company, its Compensation Committee or the administrator of the applicable plan is unable to grant Mr. Schwarz any or all of the Options or Restricted Stock Units for any reason by the earlier of (A) September 11, 2006 or (B) the date of a Change of Control (as defined below), then, upon the earliest of such dates to occur, the Company will grant Mr. Schwarz a cash replacement award (a “Replacement Award”) with vesting identical to the vesting on the replaced award. Any Replacement Award attributable to a Restricted Stock Award shall be valued for this purpose by multiplying the ordinary shares to have been covered by the Restricted Stock Award by the greater of (A) the Fair Market Value of an ordinary share on September 12, 2005 and (B) the Fair Market Value of an ordinary share on the date the replacement award is granted (however, in such event, there will be no Make-Up Grant). Any Replacement Award attributable to an Option shall be valued for this purpose by multiplying the ordinary shares to have been covered by the Option by the Black-Scholes value of such Option, with the Black-Scholes calculation determined by inputting volatility, term and short-term risk-free interest rate in accordance with the Black-Scholes variables reflected in the footnotes to the Company’s financial statements for the three months ended June 30, 2005 and with the exercise price and fair market value variables based upon greater of (A) the Fair Market Value of an ordinary share on September 12, 2005 and (B) the Fair Market Value of an ordinary share on the date the Replacement Award attributable to such Option is granted.
     4.     In the event Mr. Schwarz voluntarily terminates his employment for Good Reason (as defined below) or is involuntarily terminated without Cause (as defined below) either prior to a Change of Control (as defined below) or on or after the 12 month anniversary following a Change of Control, then, subject to Mr. Schwarz’s executing and not revoking a release of claims and a one-year non-competition agreement in forms satisfactory to the Company or its successor(s) (a “Non-Compete Agreement”), Mr. Schwarz shall be entitled to receive the following severance payments and benefits:
a.	Continued payments equal to one (1) year of base salary and target bonus (assuming a payout of the target bonus equal to 100% of base salary);

b.	If he elects to continue his medical coverage under COBRA, reimbursement of the cost of COBRA coverage for Mr. Schwarz and his eligible dependents for 18 months following the date of termination (or, if earlier, until he ceases to be eligible for COBRA); and

c.	Accelerated vesting as of the date of termination with respect to an additional 12 months vesting of Mr. Schwarz’s then-unvested and outstanding Options, Restricted Stock Units, Replacement Awards and any other equity compensation awards granted to Mr. Schwarz by the Company, its Compensation Committee or the administrator of the applicable plan in the future.
     5.     In the event there is a Change of Control (as defined below) during Mr. Schwarz’s employment and, within 12 months thereafter, he either voluntarily terminates his employment for Good Reason (as defined below) or is involuntarily terminated without Cause (as defined below), then, subject to Mr. Schwarz executing and not revoking a release of claims and a two-year Non-Compete Agreement in a form satisfactory to the Company or its successor(s), Mr. Schwarz shall be entitled to receive the following severance payments and benefits:

a.	A lump sum equal to two years’ continuation of his base salary and target bonus (assuming a target bonus payout equal to 100% of base salary);

b.	If he elects to continue his medical coverage under COBRA, reimbursement of the cost of COBRA coverage for Mr. Schwarz and his eligible dependents for 18 months following the date of termination (or, if earlier, until he ceases to be eligible for COBRA); and

c.	Accelerated vesting as of the date of termination with respect to all of Mr. Schwarz’s then-unvested and outstanding Options, Restricted Stock Units, Replacement Awards and any other equity compensation awards granted to Mr. Schwarz by the Company, its Compensation Committee or the administrator of the applicable plan in the future.
     For purposes of the foregoing, a “Change in Control” shall mean, and shall be deemed to have occurred if:
(1) any person or entity, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, or
(2) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(3) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets to an entity other than an affiliated company.
     For purposes of the foregoing, “Good Reason” means the occurrence of any of the following (without Mr. Schwarz’s consent and with such occurrence failing to be cured within thirty days following receipt of written notice from Mr. Schwarz specifying the purported grounds for such Good Reason):
(1)	any reduction in the aggregate level of base salary and annual target bonus;

(2)	any material reduction in his duties or responsibilities and/or change of title or status as Chief Executive Officer of the Company;

(3)	a requirement that Mr. Schwarz relocate to a location more than fifty (50) miles from his then current office location; or

(4)	a change in reporting structure such that Mr. Schwarz no longer reports to the Board.
     For purposes of the foregoing, “Cause” means that, in the reasonable determination of the Board, Mr. Schwarz:
(1)	has willfully committed an act that materially injures the business of the Company or Business Objects Americas;

(2)	has willfully refused or failed to follow lawful and reasonable directions of the Board;

(3)	has willfully or habitually neglected his duties to the Company or Business Objects Americas; or

(4)	has been convicted of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company or Business Objects Americas.

     6.     Notwithstanding anything to the contrary in the Offer Letter, any cash severance payments to be made to Mr. Schwarz under the Offer Letter will not be paid during the six-month period following his termination of employment unless the Company determines, in its good faith judgment, that paying such amounts at the time or times indicated above would not cause Mr. Schwarz to incur an additional tax under Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (in which case such amounts shall be paid at the time or times indicated above). If the payment of any amounts are delayed as a result of the previous sentence, such payments shall become payable in a lump sum payment on the date six months and one day following the date of his termination. Thereafter, payments will resume in accordance with the schedule set forth in this letter.
     7.     If and only if a Change of Control occurs in the period extending for one year following the latest date of grant of the Options, the Restricted Stock Units or the Replacement Awards specified in the Offer Letter, Mr. Schwarz will be entitled to a gross-up payment to the extent one or more payments or benefits he receives in connection with a Change in Control, are deemed to constitute parachute payments under Section 280G of the Code and Mr. Schwarz otherwise qualifies for the gross-up payment in accordance with the provisions of the Offer Letter provided, however that the gross-up payment shall be capped at, and may in no event exceed, $2,000,000.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release of Business Objects S.A. dated September 11, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 15, 2005

BUSINESS OBJECTS S.A.
By:	/s/ Susan J. Wolfe
Susan J. Wolfe
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Business Objects S.A. dated September 11, 2005